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Fidelity Advisor Series VII

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Subject: Proxy Vote for Sector Funds - All Votes Are Important

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Your Clients’ Votes Are Important

Proxy materials were recently sent to shareholders of the Fidelity, Fidelity Advisor, and VIP sector funds asking them to vote on various proposals. It is important that we receive enough votes to take action on important proposals for the funds.

We are asking for your help. Please remind your clients to vote their shares as soon as possible, since the shareholder meeting is on 12/8/17. All votes are critical, no matter how large or small the holdings are.

Here is a high-level summary of the proposals. Click here for specific sector fund–level impact, proxy statements, and the Q&A.

•	Trustee Elections

•	Updates to Prospectus Policies

•	Eliminate a Fundamental Investment Policy

•	Modify the funds’ Fundamental Concentration Policy

•	Change from a Diversified Fund to a Non-Diversified Fund

•	Shareholder proposal

In addition to sending the proxy statement via mail or email, Fidelity has engaged the funds’ proxy solicitor, D.F. King & Co., to secure votes via phone.

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Unless otherwise disclosed to you, in providing this information, Fidelity is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with any investment or transaction described herein. Fiduciaries are solely responsible for exercising independent judgment in evaluating any transaction(s) and are assumed to be capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies. Fidelity has a financial interest in any transaction(s) that fiduciaries, and if applicable, their clients, may enter into involving Fidelity’s products or services.

Past performance is no guarantee of future results.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, or economic developments.

Sector funds can be more volatile because of their narrow concentration in a specific industry.

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Sector Funds Proxy Information

Proxy materials were recently sent to shareholders of the Fidelity, Fidelity Advisor, and VIP sector funds asking them to vote on various proposals impacting the funds. Below is information on the four proposals that the Board of Trustees recommends voting FOR and matrices showing which proposals apply to which sector funds.

Please remind your clients to vote their shares as soon as possible since the shareholder meeting is on December 8, 2017. Your Clients’ Votes Are Important.

Featured Resources

Fidelity Proxy Materials VIP Proxy Materials Sector Proxy Proposal Changes Q&A

1	Trustee Election

In order to gain efficiencies and reduce costs to the funds, the Trustees of Fidelity’s Sector Portfolios together with the Trustees of Fidelity’s Equity and High Income Funds have proposed combining the two Boards together to form one Board. The Trustees believe this structure will serve the funds well in years ahead. In addition to providing opportunities for the funds to realize savings, combining the two Boards will add to the Fidelity Sector Portfolios Board’s breadth and depth of expertise and provide the funds with a succession plan that includes Trustees with significant experience overseeing a broad range of Fidelity funds. See Less...

2	Eliminate a Fundamental Investment Policy

In order to improve future investment flexibility and reduce expenses that are typically borne by shareholders, the Trustees have proposed removing the fundamental “invests primarily” policy for certain sector funds. Under this proposal the funds would maintain a similar but non-fundamental “invests primarily” policy, which would give the funds the ability to modify this policy in the future simply with Board approval and 60 days’ prior notice to shareholders. Doing so will allow each fund to be able to react in a timely and cost-effective manner to updates to its particular market segment as industries evolve over time. This change will not impact the way in which any fund is currently managed, except as described below:

•	Select Brokerage and Investment Management Portfolio’s policies will be expanded to include financial exchanges and companies involved in providing data and decision support tools to the capital markets industry, which aligns with the fund’s general investment theme.

•	Select Medical Equipment and Systems Portfolio’s policies will be expanded to include life sciences and health care technology, which aligns with the fund’s general investment theme. In addition, the fund’s benchmark will change and the fund will be renamed Fidelity Select Medical Technology and Devices Portfolio.

•	Select Semiconductors Portfolio and Fidelity Advisor Semiconductors Fund will be updated to focus on “‘semiconductors”’ rather than “‘electronics,”’ reflecting the recent name changes.

See Less...

3	Modify the Funds’ Fundamental Concentration Policy

Certain funds have used generic wording for their industry concentration policy rather than explicitly stating the industry name. The proposed revised policies would replace the generic reference with the specific industry name, which would align with current industry standards. This change would not impact the way in which any fund is currently managed. See Less...

4	Change from a Diversified Fund to a Non-Diversified Fund

The vast majority of Fidelity’s sector funds and ETFs are non-diversified. However, in cases where a fund doesn’t use the flexibility that the designation affords, the fund will automatically revert to a diversified fund. This proposal would allow each fund to return to operating as a non-diversified fund, giving the fund the ability to focus its investments more heavily in securities of fewer issuers. See Less...

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☐	1. Trustee Election

☐	2. Eliminate a Fundamental Investment Policy

☐	3. Modify the Funds’ Fundamental Concentration Policy

☐	4. Change from a Diversified Fund to a Non-Diversified Fund

☐	5. Shareholder Proposal

Fund Name	1 Trustee Election	2 Eliminate a Fundamental Investment Policy	3 Modify the funds’ Fundamental Concentration Policy	4 Change from a Diversified Fund to a Non- Diversified Fund	5 Shareholder Proposal
Fidelity Retail Sector Funds

Air Transportation Portfolio	X	X	X

Automotive Portfolio	X	X	X

Banking Portfolio	X	X		X

Biotechnology Portfolio	X	X	X

Brokerage and Investment Management Portfolio	X	X	X

Chemicals Portfolio	X	X	X

Communications Equipment Portfolio	X	X

Computers Portfolio	X	X	X		X

Construction and Housing Portfolio	X	X

Consumer Discretionary Portfolio	X	X

Consumer Finance Portfolio	X	X

Consumer Staples Portfolio	X	X

Defense and Aerospace Portfolio	X	X	X

Energy Portfolio	X	X	X

Energy Service Portfolio	X	X	X

Environment and Alternative Energy Portfolio	X	X

Financial Services Portfolio	X	X	X	X

Gold Portfolio	X	X	X

Health Care Portfolio	X	X	X		X

Industrial Equipment Portfolio	X	X	X

Industrials Portfolio	X	X

Insurance Portfolio	X	X	X

IT Services Portfolio	X	X

Leisure Portfolio	X	X	X

Materials Portfolio	X	X

Medical Equipment and Systems Portfolio	X	X	X

Multimedia Portfolio	X	X	X

Natural Gas Portfolio	X	X	X

Natural Resources Portfolio	X	X	X	X

Pharmaceuticals Portfolio	X	X	X

Retailing Portfolio	X	X	X

Semiconductors Portfolio	X	X	X

Software and IT Services Portfolio	X	X	X

Technology Portfolio	X	X	X

Telecommunications Portfolio	X	X	X

Transportation Portfolio	X	X	X

Utilities Portfolio	X	X	X

Wireless Portfolio	X	X	X

Fidelity International Real Estate Fund	X

Fidelity Real Estate Investment Portfolio	X				X

Fidelity Telecom and Utilities Fund	X				X

Fidelity Advisor Sector Funds

Fidelity Advisor Biotechnology Fund	X	X	X

Fidelity Advisor Communications Equipment Fund	X	X

Fidelity Advisor Consumer Discretionary Fund	X	X

Fidelity Advisor Consumer Staples Fund	X	X

Fidelity Advisor Energy Fund	X	X

Fidelity Advisor Financial Services Fund	X	X		X

Fidelity Advisor Gold Fund

Real Estate Fund

Fidelity Advisor Health Care Fund	X	X		X

Fidelity Advisor Industrials Fund	X	X

Fidelity Advisor International Real Estate Fund	X

Fidelity Advisor Materials Fund	X	X

Fidelity Advisor Real Estate Fund	X

Fidelity Advisor Semiconductors Fund	X	X	X

Fidelity Advisor Technology Fund	X	X

Fidelity Advisor Telecommunications Fund	X	X	X

Fidelity Advisor Utilities Fund	X	X

VIP Sector Funds

VIP Consumer Discretionary Portfolio	X	X

VIP Consumer Staples Portfolio	X	X

VIP Energy Portfolio	X	X

VIP Financial Services Portfolio	X	X	X	X

VIP Health Care Portfolio	X	X	X

VIP Industrials Portfolio	X	X

VIP Materials Portfolio	X	X

VIP Real Estate Portfolio	X

VIP Technology Portfolio	X	X	X

VIP Telecommunications Portfolio	X	X

VIP Utilities Portfolio	X	X

Fidelity ETFs

Fidelity MSCI Consumer Discretionary Index ETF	X

Fidelity MSCI Consumer Staples Index ETF	X

Fidelity MSCI Energy Index ETF	X

Fidelity MSCI Financials Index ETF	X

Fidelity MSCI Health Care Index ETF	X

Fidelity MSCI Industrials Index ETF	X			X

Fidelity MSCI Information Technology Index ETF	X

Telecommunication Services Index ETF

Fidelity MSCI Utilities Index ETF	X

Fidelity MSCI Real Estate Index ETF	X

Fidelity Core Dividend ETF	X

Fidelity Dividend ETF for Rising Rates	X

Fidelity Momentum Factor ETF	X

Fidelity Quality Factor ETF	X

Fidelity Value Factor ETF	X

Fidelity Nasdaq Composite Index Tracking Stock	X	X

Fidelity Low Volatility Factor ETF	X

Unless otherwise disclosed to you, in providing this information, Fidelity is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with any investment or transaction described herein. Fiduciaries are solely responsible for exercising independent judgment in evaluating any transaction(s) and are assumed to be capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies. Fidelity has a financial interest in any transaction(s) that fiduciaries, and if applicable, their clients, may enter into involving Fidelity’s products or services.

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